Exhibit 10.22

Private & confidential

Dated: 24th September, 2008

CALYON

as Bank

- and -

CAPETANISSA MARITIME CORPORATION

(as Borrower)

- and -

COSTAMARE SHIPPING COMPANY S.A.

(as Manager and existing Corporate Guarantor)

- and -

COSTAMARE INC.

(as New Corporate Guarantor)

FIRST SUPPLEMENTAL AGREEMENT

to a loan agreement dated 29th June, 2006
in relation to a loan facility in the amount of
US$90,000,000

Theo V. Sioufas & Co.

Law Offices
Piraeus

THIS AGREEMENT is dated 24th day of September, 2008 and made

BETWEEN

(1)	CAPETANISSA MARITIME CORPORATION, as Borrower;

(2)	CALYON, as Bank;

(3)	COSTAMARE SHIPPING COMPANY S.A., a company incorporated and existing under the laws of the Republic of Panama, having its registered office at Panama City, Republic of Panama and having an office established in Greece (60 Zephyrou Street, Pal. Faliro, Athens, Greece) under the Greek laws 89/67, 378/68, 27/75 and 814/78 (as amended); and

(4)	COSTAMARE INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (hereinafter called the “New Corporate Guarantor”, which expressions shall include its successors in title);

AND IS SUPPLEMENTAL to a loan agreement dated 29th June, 2006 made between (1) Capetanissa Maritime Corporation, a Liberian corporation (therein and hereinafter referred to as the “Borrower”), as borrower, (2) Calyon, as lender, and (3) Costamare Shipping Company S.A., of Panama, as Corporate Guarantor (therein and hereinafter called the “Manager”), on the terms and conditions of which the Bank agreed to make and made available to the Borrower a loan facility in the amount of Ninety million United States Dollars (US$90,000,000) for the purposes set forth therein (the said loan agreement hereinafter called the “Principal Agreement”).

WHEREAS:

(A)	Pursuant to a Drawdown Notice from the Borrower to the Bank, the Bank has advanced to the Borrower the full amount of the Commitment in the amount of Ninety million United States Dollars (US$90,000,000) (as the Borrower and the New Corporate Guarantor hereby jointly acknowledge), out of which the principal amount of Eighty million United States Dollars (US$80,000,000) remains outstanding immediately prior to the date of this Agreement (as the Borrower and the New Corporate Guarantor hereby jointly and severally acknowledge).

(B)	The Borrower, the Manager and the New Corporate Guarantor have together requested the Bank to agree to:

(a)	the Bank’s entering into a master agreement (on the 1992 ISDA Master Agreement (Multicurrency-Crossborder) form) with the Borrower for the purpose of enabling the Borrower to effect Transactions (as therein defined) under such master agreement; and

(b)	the release of the Manager from its obligations under its Corporate Guarantee contained in Clause 21 of the Principal Agreement (the “Manager’s Guarantee”) executed in security of all the obligations of the Borrower under the Principal Agreement and the replacement of the Manager by the New Corporate Guarantor as Corporate Guarantor of the obligations of the Borrower under the Principal Agreement as hereby amended,

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and the Bank has agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date, not being later than 30th September, 2008 (or such later date as the Bank may agree) upon which all the conditions contained in Clause 5 shall have been satisfied and this Agreement shall become effective;

“Loan Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“Confirmation” means a Confirmation exchanged, or deemed exchanged, between the Bank and the Borrower as contemplated by the Master Agreement;

“Master Agreement” means the Master Agreement (on the 1992 ISDA (Multicurrency - Crossborder) form as modified (or any other form of master agreement relating to interest or currency exchange transactions)) made or to be made between the Bank and the Borrower, and includes the Schedule thereto and all transactions from time to time entered into and Confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

“Mortgage Addendum” means the addendum to the first preferred Greek Ship mortgage (Notarial Deed No. 30692/5-6-2006 of Mrs Z. Souri, Notary Public of Piraeus, Greece) registered over the Vessel in favour of the Bank, whereby the said first mortgage shall be amended, executed or (as the context may require) to be executed by the Borrower in favour of the Bank in form satisfactory to the Bank;

“Master Agreement Security Deed” means a security deed executed or (as the context may require) to be executed by the Borrower in favour of the Bank in relation to certain of the rights of the Borrower under the Master Agreement in form as the Bank shall require;

“New Accounts Pledge Agreement” means an agreement to be made between the Borrower and the Bank for the creation of a pledge in favour of the Bank over the Earnings Account and the Special Deposit Account, in form satisfactory to the Bank;

“New Manager’s Undertaking” the Manager’s undertaking executed or (as the context may require) to be executed by the Manager in favour of the Bank in respect of the Vessel in form satisfactory to the Bank;

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“New Security Documents” means the Master Agreement Security Deed, the Mortgage Addendum, the Second General Assignment, the Second Mortgage, the New Accounts Pledge Agreement and the Side Agreement;

“Second General Assignment” means in relation to the Vessel the second priority Deed of Assignment of the Earnings, Insurances and Requisition Compensation (as such terms are therein defined) including a second priority specific assignment of the time-charter of the Vessel dated 16th January, 2004 (as amended) made between the Corporation, as owner, and Cosco Container Lines Co. Ltd., as charterers, to be executed by the Borrower in favour of the Bank, in form and substance as the Bank shall reasonably require;

“Second Mortgage” means the second preferred Greek Ship mortgage on the Vessel executed or (as the context may require) to be executed by the Borrower in favour of the Bank in form satisfactory to the Bank; and

“Side Agreement” means a side agreement, whereby the first priority General Assignment in respect of the Vessel made between the Bank and the Borrower and dated 5th June, 2006 shall be amended by the parties thereto, in form satisfactory to the Bank.

1.3	(a) where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations, (b) clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement, (c) references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement and (d) all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.

2.	Representations and warranties

2.1	The Borrower and the New Corporate Guarantor hereby jointly and severally represent and warrant to the Bank as at the date hereof that the representations and warranties set forth in clause 5 of the Principal Agreement as hereby amended and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

3.	Agreement of the Bank

3.1	The Bank, relying upon each of the representations and warranties set out in Clause 2 hereby agrees with the Borrower, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4:

a.	the entering of the Bank into the Master Agreement with the Borrower for the purpose of enabling the Borrower to effect Transactions (as therein defined) under the Master Agreement; and

b.	the release of the Manager from its obligations under the Manager’s Guarantee and the replacement of the Manager by the New Corporate Guarantor as

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Corporate Guarantor of the obligations of the Borrower under the Principal Agreement as hereby amended,

and that the Principal Agreement be amended in the manner more particularly set out in Clause 5.1(a).

4.	Conditions

4.1	The agreement of the Bank contained in Clause 3.1 shall be expressly subject to the fulfilment of the conditions set out in this Clause and further subject to the condition that the Bank shall have received on or before the Effective Date in form and substance satisfactory to the Bank and its legal advisers:

a.	a certificate of good standing or equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrower and the New Corporate Guarantor;

b.	certified and duly legalised copies of (i) resolutions of the directors and shareholders of the Borrower and (ii) resolutions of the directors of the New Corporate Guarantor, evidencing approval of this Agreement and of such of the New Security Documents to which each is or is to be a party and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Bank;

c.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement, the New Security Documents and the New Manager’s Undertaking;

d.	the original of any power(s) of attorney issued in favour of any person executing this Agreement or any of the New Security Documents on behalf of each of the Borrower and the New Corporate Guarantor;

e.	such favourable legal opinions from lawyers acceptable to the Bank and its legal advisors on such matters concerning the laws of Greece, Marshall Islands and such other relevant jurisdiction as the Bank shall require;

f.	evidence that the Vessel is fully classed with the highest classification available with classification Society a full member of IACS and such classification is and will be free of all overdue requirements, recommendations or notations (other than such notified in writing to the Bank and accepted by the Bank in writing) and with all trading and other class certificates, national and international, valid and in full force and effect, and will continue throughout the Security Period to maintain the Vessel with such classification (or equivalent) and which is in all respects satisfactory to the Bank;

g.	the Master Agreement duly executed;

h.	each of the New Security Documents and the New Manager’s Undertaking duly executed by the respective parties thereto and, where appropriate, duly registered in favour of the Bank;

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i.	evidence satisfactory to the Bank that the Second Mortgage has been duly registered on the Vessel as a first preferred Greek ship Mortgage in accordance with the laws of the Republic of Greece;

j.	the Vessel is managed by the Manager;

k.	all necessary confirmation by the Vessel’s insurers that they will issue their letters of undertaking and endorse notices of assignment and loss payable clauses on the insurances, satisfactory to the Bank in its sole discretion; and

1.	evidence that the Vessel holds a valid SMC and ISSC.

5.	Variations to the Principal Agreement

5.1	In consideration of the agreement of the Bank contained in Clause 3.1, the Borrower and the New Corporate Guarantor hereby jointly and severally agree with the Bank that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date:

a.	the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:

(i)	the following new definitions shall be added in alphabetical order in Clause 1.2 of the Principal Agreement reading as follows:

““Confirmation” means a Confirmation exchanged, or deemed exchanged, between the Bank and the Borrower as contemplated by the Master Agreement;

“Corporate Guarantor” means Costamare Inc., a company duly incorporated under the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Credit Support Document” has the meaning given to that expression in section 14 of the Master Agreement;

“Credit Support Provider” has the meaning given to that expression in section 14 of the Master Agreement;

“Early Termination Date” has the meaning given to that expression in section 14 of the Master Agreement;

“Manager’s Undertaking” the Manager’s undertaking executed or (as the context may require) to be executed by the Manager in favour of the Bank in respect of the Vessel in form satisfactory to the Bank;

“Master Agreement” means the Master Agreement (on the 1992 ISDA (Multicurrency - Crossborder) form as modified (or any other form of master agreement relating to interest or currency exchange transactions)) made or to be made between the Bank and the Borrower, and includes the Schedule thereto and all transactions from

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time to time entered into and Confirmations from time to time exchanged under the Master Agreement and any amending, supplementing or replacement agreements made from time to time;

“Master Agreement Liabilities” means, at any relevant time, all liabilities actual or contingent, present or future, of the Borrower to the Bank under the Master Agreement;

“Master Agreement Security Deed” means a security deed executed or (as the context may require) to be executed by the Borrower in favour of the Bank in relation to certain of the rights of the Borrower under the Master Agreement in form as the Bank shall require;

“Outstanding Indebtedness” means, the aggregate of (a) the Loan and interest thereon (and interest on any unpaid interest thereon and on any other sums of money on which interest is stated in this Agreement to be payable), (b) the Master Agreement Liabilities and (c) all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Agreement and the Security Documents to be payable by the Borrower to or recoverable from the Borrower by the Bank (or in respect of which the Borrower agrees in this Agreement, the Master Agreement and the Security Documents to indemnify the Bank) whether actually or contingently, presently or in the future together with interest thereon as provided in this Agreement and (d) all other sums of money from time to time owing to the Bank under the Security Documents or any of them whether actually or contingently, presently or in the future;

“Second General Assignment” means in relation to the Vessel the second priority Deed of Assignment of the Earnings, Insurances and Requisition Compensation (as such terms are therein defined) including a second priority specific assignment of the time-charter of the Vessel dated 16th January, 2004 made between the Corporation, as owner, and Cosco Container Lines Co. Ltd., as charterers, to be executed by the Borrower in favour of the Bank, in form and substance as the Bank shall reasonably require;

“Second Mortgage” means the second preferred Greek Ship mortgage on the Vessel executed or (as the context may require) to be executed by the Borrower in favour of the Bank in form satisfactory to the Bank;

“Transaction” means a transaction entered into between the Bank and the Borrower governed by the Master Agreement”;

“US-GAAP” means United States generally accepted accounting principles, concepts, bases and policies consistently applied.”;

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“Vasileios Konstantakopoulos Family” means:

(a)	Vasileios Kostantakopoulos;

(b)	Kostantinos V. Kostantakopoulos;

(c)	Achillefs V. Kostantakopoulos;

(d)	Christos V. Kostantakopoulos;

(e)	all the lineal descendants in direct line of the said Vassileios Kostantakopoulos, Achillefs V. Kostantakopoulos, Kostantinos V. Kostantakopoulos and Christos V. Konstantakopoulos;

(f)	a husband and wife or former husband or wife or widower or widow of any of the above persons; and

(g)	the estates, trusts or legal representatives of any of the above persons.

(ii)	The definitions of Clause 1.2 of the Principal Agreement referred to hereinbelow shall be deleted and replaced by the following:

““Accounts Pledge Agreement” means an agreement to be made between the Borrower and the Bank for the creation of a pledge in favour of the Bank over the Earnings Account and the Special Deposit Account, in form satisfactory to the Bank;

“Corporate Guarantee” means the irrevocable and unconditional guarantee of the obligations of the Borrower under this Agreement, the Master Agreement and the Security Documents executed or to be executed by the Corporate Guarantor in favour of the Bank, in form and substance satisfactory to the Bank,, as the same may from time to time be amended and/or supplemented;

“Earnings Account” means an interest bearing account opened or to be opened and maintained in the name of the Borrower with the Bank (or any other bank or financial institution designated by the Bank by notice to the Borrower) pursuant to Clause 10, designated “CAPETANISSA MARITIME CORPORATION - EARNINGS ACCOUNT” and shall include any sub-accounts or call accounts (whether in Dollars or any other currency) opened under the same designation or any revised designation or number from time to time notified by the Bank to the Borrower and to which all the Earnings of the Vessel are to be paid in accordance with Clause 10;

“General Assignment” means in relation to the Vessel, the first priority deed of assignment in favour of the Bank to be executed by the Borrower in respect of the Earnings, Insurances and Requisition Compensation (as such terms are therein defined) of the Vessel, including specific assignment of the Cosco Charterparty, in form and substance as the Bank may approve or require as the same may from time to time be supplemented and/or amended;

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“Security Documents” means this Agreement, the Master Agreement and any other Credit Support Documents, the Mortgage, the General Assignment, the Second General Assignment, the Second Mortgage, the Master Agreement Security Deed, the Account Pledge Agreement, the Corporate Guarantee and any and every other document as may have been or shall from time to time after the date of this Agreement executed to guarantee and/or to secure the whole or any part of the Outstanding Indebtedness and/or any and all other obligations of the Borrower pursuant to this Agreement and/or the Master Agreement and/or the other Security Documents;”;

“Security Party(ies)” means the Borrower, the Corporate Guarantor and all such other persons (other than the Manager) as may from time to time have given guarantees or other security to the Bank for the Outstanding Indebtedness (together, the “Security Parties”);

(iii)	the definition “Corporate Shareholder” in Clause 1.2 is deleted and all references to such term are also deleted;

(iv)	A new sub-clause (d) is added to Clause 1.3 of the Principal Agreement reading as follows:

“(d)	words and expressions defined in the Master Agreement, unless the context otherwise requires, when used herein, have the same meaning.”;

(v)	In clause 2.4(e) of the Principal Agreement reference to “Clause 7.2” is corrected to “Clause 7.1”;

(vi)	sub-clause 5.1(b) of the Principal Agreement shall be deleted and replaced by the following:

“(b)	each of the Security Parties has full power to own its property and assets, to carry on its business as the same is now being lawfully conducted;”;

(vii)	in clause 5.1(f) of the Principal Agreement the word “material” shall be inserted before “default” at first line;

(viii)	in clause 5.1(o) of the Principal Agreement the words “with limited liability and” shall be deleted;

(ix)	clause 5.1(p) of the Principal Agreement shall be deleted;

(x)	clause 5.1(aa) of the Principal Agreement shall be deleted and new clause 5.1(bb) shall be inserted to read as follows:

“(aa)	the Borrower is a fully owned Subsidiary of the Corporate Guarantor and 100% of the total issued share capital of the Corporate Guarantor is directly or indirectly held by the Vasileios Konstantakopoulos Family and post listing at NYSE or NASDAQ at least 40% of the

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Corporate Guarantor’s total issued share capital shall be directly or indirectly held by the Vasileios Konstantakopoulos Family;” ;

(xi)	new clause 5.1(bb) of the Principal Agreement shall be added to read as follows:

“(bb)	the Borrower confirms that, by entering into this Agreement and the other Security Documents, it is acting on its own behalf and for its own account and it is obtaining the Loan for its own account and the borrowing of the Commitment and the performance and discharge of its obligations and liabilities under this Agreement, the Master Agreement and the other Security Documents to which it is or is to be a party and other arrangements effected or contemplated by this Agreement will not involve or lead to contravention of any law, official, requirement or other regulatory measure or procedure implemented to combat “money laundering” as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Community or any Pertinent Jurisdiction.”;

(xii)	paragraphs (cc) and (dd) to clause 6.1(c)(ii) of the Principal Agreement shall be amended to read as follows:

“(cc)	Clause 20.2 (unlawfulness etc.); or
(dd)	Clause 20.3 (increased cost etc.);”

(xiii)	in Clause 6.4 of the Principal Agreement the reference to “Clause 20.4” shall be replaced with a reference to “Clause 20.5”;

(xiv)	Paragraph “Fifth” to Clause 7.1 of the Principal Agreement is re-numbered to “Sixth” and a new paragraph “Fifth” shall be added in the Principal Agreement reading as follows:

“Fifth: in or towards payment to the Bank of any sum owing under the Master Agreement;”;

(xv)	the first paragraph of clause 8.6 of the Principal Agreement is numbered to 8.6(a) and a new sub-clause 8.6(b) shall be added in the Principal Agreement reading as follows:

“(b)	For the avoidance of doubt, Clause 8.6(a) does not apply in respect of sums due from the Borrower to the Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.”;

(xvi)	a new sub-clause 15.1(r)(xi) shall be added in the Principal Agreement reading as follows:

“(xi)	will not enter into any transaction in a derivative other than under the Master Agreement;” ;

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(xvii)	in clauses 10.1(c) and (d), 10.2, 12.2(j) and 13.1(d) of the Principal Agreement the references to the term “Corporate Guarantor” shall be deleted;

(xviii)	in 15.1(c) of the Principal Agreement the words “and the Manager as manager of the Vessel” shall be deleted;

(xix)	in 15.1(j) of the Principal Agreement, third line, after “ordinary course of business” the words “and intra group cash flows” shall be added;

(xx)	clause 15.1(n) of the Principal Agreement shall be amended to read as follows:

(xxi)	“(n)	to furnish the Bank within one hundred and eighty (180) days of the end of each financial year with copies of the audited consolidated annual financial statements of the Corporate Guarantor (including the Borrower), prepared in accordance with US-GAAP, audited by Ernst & Young or other auditors approved by the Bank, together with profit and loss accounts, the first of such statements to be for the financial year ending 31st December, 2008;”;

(xxii)	clause 15.1 (p) of the Principal Agreement shall be amended to read as follows:

“(p) to ensure and procure that the Bank be furnished with all accounts and financial information concerning the Vessel, the Borrower and the Corporate Guarantor, including, but not limited to, financial standing commitments and operations of the Borrower as the Bank may from time to time reasonably require including (without limiting the generality of the foregoing) cash flow analyses and details of the operating costs of the Vessel but excluding any information containing confidential pricing information or information publicly filed pursuant to regulatory requirements;”;

(xxiii)	sub-clauses (vii) and (viii) to clause 15.1(r) of the Principal Agreement shall be amended to read as follows:

“(vii)	will not make any payment of principal or interest to any of its shareholders in respect of any loans or loan capital made available to it by such shareholders (other than intra-group cashflows or normal trade credit in the ordinary course of business) or (without the prior written consent of the Bank) declare or pay any dividends upon any of its outstanding shares or stock or otherwise dispose of any assets to any of its shareholders in cash or in any other manner provided however that the Borrower shall be entitled to declare and pay dividends or other distributions upon any of its issued shares without the consent of the Bank as long as no Event of Default having occurred and being continuing; or

(viii)	(other than intra-group cashflows or normal trade credit in the ordinary course of business) will not pay out any funds to any company

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or person except in connection with the administration of the Borrower the operation and/or repair of the Vessel or the servicing of the Loan or as otherwise permitted by or pursuant to this Agreement and the relevant Security Document to which it is or is to be a party or in the ordinary course of business; or”;

(xxiv)	in clause 15.1(r)(ix) of the Principal Agreement the words “or any affiliated company of the Borrower” shall be deleted;

(xxv)	clause 15.1(r)(x) of the Principal Agreement shall be amended to read as follows:

“(x)	(i)	ceases to be a direct fully (100%) owned Subsidiary of the Corporate Guarantor; and

	(ii)	after the listing of the Corporate Guarantor in the New York Stock Exchange or NASDAQ will not permit any change which may result to the Vasileios Konstantakopoulos Family’s direct or indirect holding in the Corporate Guarantor falling to less than 40% of the total issued share capital of the Corporate Guarantor provided, always, that prior to the listing of the Corporate Guarantor in the New York Stock Exchange or NASDAQ the Vasileios Konstantakopoulos Family’s direct or indirect holding in the Corporate Guarantor shall be 100% of the total issued share capital of the Corporate Guarantor”;

(xxvi)	in clauses 16.1(g) and (p) of the Principal Agreement all references to the term “Manager” shall be deleted;

(xxvii)	clause 16.1(j) of the Principal Agreement shall be amended to read as follows:

“(j)	any Indebtedness of any Security Party relating to an aggregate amount over $3,000,000 is not paid on its due date or within any period of grace specified in the contract evidencing the original terms and any amendment thereof of such Indebtedness or, if repayable on demand, shall not be repaid on demand or, being a guarantee, is not honoured when first demanded or becomes due or capable of being declared due prior to its stated date of payment, unless the same is being contested in good faith and the Bank is satisfied that the same does not and will not affect the performance by the Borrower of its obligations under this Agreement and the other Security Documents; or”;

(xxviii)	new paragraph (aa) to clause 15.1 of the Principal Agreement shall be added reading as follows:

“(aa)	provide the Bank with such documents and evidence as the Bank shall from time to time require, based on law and regulations applicable from time to time and the Bank’s own internal guidelines applicable

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from time to time to identify the Borrower and the other Security Parties, including the ultimate legal and beneficial owner or owners of such entities and the Bank acknowledges receipt of adequate documents and evidence from the Security Parties that has been submitted to the Bank in compliance of their obligation under this clause 15.1(aa)”.

(xxix)	clause 16.l(o) of the Principal Agreement shall be deleted;

(xxx)	Clause 16.2(a)(ii) of the Principal Agreement shall be deleted and replaced by the following:

“(ii)	by notice to the Borrower declare that the Loan and all interest accrued and all other sums payable under this Agreement and the Security Documents, including, but without limitation, all amounts accrued or owing from the Borrower to the Bank which has terminated any existing Transactions under the Master Agreement, have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable without any further diligence, presentment, demand of payment, protest or notice or any other procedure from the Bank which are expressly waived by the Borrower; and/or”;

(xxxi)	the first paragraph of clause 17.1 of the Principal Agreement is numbered to 17.1(a) and a new sub-clause 17.1(b) shall be added in the Principal Agreement reading as follows:

“17.1(b) Without prejudice to its rights hereunder and/or under the Master Agreement, the Bank may at the same time as, or at any time after, any Default under this Agreement or the Borrower’s default under the Master Agreement, set off any amount due now or in the future from the Borrower to the Bank under this Agreement against any amount due from the Bank to the Borrower under the Master Agreement and apply the first amount in discharging the second amount. The effect of any set off under this clause 17.1(b)) shall be effective to extinguish or, as the case may require, reduce the liabilities of the Bank under the Master Agreement.”; and

(xxxii)	Clause 21 of the Principal Agreement is deleted without affecting the numbering of the clauses following such clause 21 which remains unchanged;

b.	With effect as from the Effective Date all references to “Corporate Guarantor” shall be construed as references to the New Corporate Guarantor and all references in the Principal Agreement to “this Agreement”, “hereunder” and the like and in the Security Documents to the “Agreement” shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement.

c.	the definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof as well as the New Security Documents and any document or documents (including if the context requires the Loan Agreement) that

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may now or hereafter be executed as security for the repayment of the Loan, interest thereon and any other moneys payable by the Borrower under the Principal Agreement and the Security Documents (as herein defined) as well as for the performance by the Borrower and the other Security Parties (as defined in the Loan Agreement) of all obligations, covenants and agreements pursuant to the Principal Agreement this Agreement and/or the Security Documents.

6	Continuance of Principal Agreement

Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue and remain valid and enforceable.

7	Release of Manager under the Manager’s Guarantee

Costamare Shipping Company S.A., of Panama, in its capacity as Corporate Guarantor and Security Party under the Principal Agreement, is hereby fully discharged and released of any and all its obligations towards the Bank as Corporate Guarantor of the obligations of the Borrower under the Principal Agreement and it shall no longer be a Security Party under the Loan Agreement.

8	Fees and expenses

8.1	The Borrower agrees to pay to the Bank upon demand and from time to time all reasonable and documented costs, charges, registration and recording fees, duties and expenses (including legal fees) incurred by the Bank in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or under the Security Documents.

9	Miscellaneous

9.1	The provisions of Clause 15 (Assignment and Participation) and 24 (Notices) of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

9.2	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

10	Entire agreement and amendment; Effect on Principal Agreement

10.1	The Principal Agreement, the Security Documents and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the party or parties to be bound or burdened thereby.

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10.2	Except to the extent that the Principal Agreement is expressly amended or supplemented by this Agreement, all terms and conditions of the Principal Agreement remain in full force and effect. This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

11	Applicable law and jurisdiction

11.2	This Agreement shall be governed by and construed in accordance with English law. The provisions of Clause 25 of the Principal Agreement shall extend and apply to this Agreement as if the same were (mutatis mutandis) herein expressly set forth.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

THE BORROWER

SIGNED by	)
Mr. Konstantinos Zacharatos	)
for and on behalf of	)
CAPETANISSA MARITIME CORPORATION	)
of Liberia, in the presence of:	)	Attorney-in-fact

Witness
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

THE NEW CORPORATE GUARANTOR

SIGNED by	)
Mr. Konstantinos Zacharatos	)
for and on behalf of	)
COSTAMARE INC.,	)
of the Marshall Islands, in the presence of:	)	Attorney-in-fact

Witness
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

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THE MANAGER

SIGNED by	)
Mr. Konstantinos Zacharatos	)
for and on behalf of	)
COSTAMARE SHIPPING COMPANY S.A.,	)
of Panama, in the presence of:	)	Attorney-in-fact

Witness
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

THE BANK

SIGNED by	)
Mr. Aristeidis D. Voudas	)
for and on behalf of	)
CALYON	)
in the presence of:	)	Attorney-in-fact

Witness
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

15